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                                                                    Exhibit 99.6



                               FIRST AMENDMENT TO
                        MASTER INDEMNIFICATION AGREEMENT

                          Dated as of March ___, 1994

                                    between

                               KMART CORPORATION,
                                   as Seller

                                      and

                                 RETRAM, Inc.,
                             as Owner Participant,

                FGHK, LTD., A WYOMING LIMITED LIABILITY COMPANY,
                            as Remainder Purchaser,

                SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                     individually and as Remainder Trustee
                             and as Owner Trustee,

                             SOCIETY NATIONAL BANK,
                     individually and as Remainder Trustee
                             and as Owner Trustee,

                             BANKERS TRUST COMPANY,
                          as Initial Loan Participant,

                                  FGHK, Inc.,
                            as Issuer of the Bonds,

                                  RRMA, Inc.,
                       as Holder of the Series AR Bonds,

                                  RRMB, Inc.,
                       as Holder of the Series BR Bonds,

                                  RRMC, Inc.,
                        as Holder of the Series CR Bonds

                                      and

                             THE BANK OF NEW YORK,
               individually, as Note Trustee and as Bond Trustee





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   FIRST AMENDMENT TO MASTER INDEMNIFICATION AGREEMENT ("First Amendment")
dated as of March ___, 1994 between KMART CORPORATION, a Michigan corporation (the "Seller"), RETRAM, Inc., a Delaware corporation (the "Owner Participant"), FGHK, LTD., A WYOMING LIMITED LIABILITY COMPANY, as Remainder Purchaser (the "Remainder Purchaser"), SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association , individually, as Owner Trustee and as Remainder Trustee ("Shawmut"), SOCIETY NATIONAL BANK, individually, as Remainder Trustee and as Owner Trustee ("SNB"), BANKERS TRUST COMPANY, as Initial Loan Participant (the "Initial Loan Participant"), FGHK, INC., a New York corporation, as Bond Issuer, RRMA, INC., a New York corporation, as holder of the Series AR Bonds, RRMB, INC., a New York corporation, as holder of the Series BR Bonds, RRMC, INC., a New York corporation, as holder of the Series
CR Bonds, and THE BANK OF NEW YORK ("BONY"), individually, as Note Trustee and as Bond Trustee.


                              W I T N E S S E T H:


   WHEREAS, the Seller, the Owner Participant, the Remainder Purchaser, Shawmut, SNB, the Initial Loan Participant and BONY, individually and as Note Trustee, have entered into that certain Master Indemnification Agreement, dated as of December 15, 1993 (the "Agreement"); and

   WHEREAS, in connection with the refinancing of the Notes and the Bond Financing (as such terms are defined in the Agreement), the parties to the Agreement wish to amend the Agreement and to add certain additional parties as set forth in this First Amendment;

   NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

   SECTION 1. Defined Terms. All capitalized terms not defined herein shall have the meanings specified in the Agreement.

   SECTION 2.  Amendments.  The Agreement is hereby amended as follows:

           (a) The following parties are added to the definition of "Indemnitee" contained in the first sentence of Section 1 of the Agreement:
FGHK, Inc., the Residual Bondholders, the Bond Trustee (in its individual capacity and as trustee under the Bond Indenture for the benefit of the holders of the Bonds) and the Bond Indenture Estate and each of their respective affiliates, successors, permitted assigns, permitted transferees, servants, employees,



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agents, shareholders, directors and officers.

           (b) The following parties are added to the definition of "Tax Indemnitee" contained in the first sentence of Section 2 of the Agreement:
FGHK, Inc., the Residual Bondholders, the Bond Trustee (in its individual capacity and as trustee under the Bond Indenture for the benefit of the holders of the Bonds) and the Bond Indenture Estate and each of their respective affiliates, successors, permitted assigns, permitted transferees, servants, employees, agents, shareholders, directors and officers.

           SECTION 3. Additional Parties. The following parties (the "Additional Parties") shall be added as parties to the Agreement as of the date of this First Amendment: FGHK, Inc., the Residual Bondholders and the Bond Trustee (in its individual capacity and as trustee under the Bond Indenture for the benefit of the holders of the Bonds). The Additional Parties agree to be bound by the terms and provisions of the Agreement, as amended by this First Amendment.

           SECTION 4. Full Force and Effect. Except as expressly amended and modified by this First Amendment, the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

           SECTION 5. No Other Terms. This First Amendment shall be effective solely to the extent set forth herein, and is not and shall not be construed to be an amendment of any other term or condition of the Agreement.

           SECTION 6. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to provisions governing conflict of laws.

           SECTION 7. Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first written above.


                                          KMART CORPORATION
Address:
3100 West Big Beaver Road
Troy, Michigan  48084                     By:  _______________________
                                               Name:  M.L. Skiles
                                               Title: Senior Vice President




                                          RETRAM, INC.
Address:
1900 Indian Wood Circle
Maumee, OH  43537                         By:  ________________________
Attn: Capital Markets Group                    Name:  Paul J. Bishop
                                               Title: Vice President




                                          BANKERS TRUST COMPANY
Address:
280 Park Avenue, 23W
New York, NY  10017                       By:  ________________________
                                               Name:
                                               Title:




                                          FGHK, LTD., A WYOMING LIMITED
                                            LIABILITY COMPANY

                                          By: PINE STREET CAPITAL CORPORATION
Address:                                      as Manager
2 Brentwood Commons
Suite 150                                 By: ________________________
Brentwood, TN  37027                           Name:  James R. Greene
                                               Title: Vice President



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                                         SHAWMUT BANK CONNECTICUT,  NATIONAL
                                         ASSOCIATION, individually and
                                         as Owner Trustee

Address:
777 Main Street                          By:  ________________________
Hartford, CT  06115                           Name:  Robert L. Reynolds
Attn: Corporate Trust                         Title: Asst. Vice President
      Administration



                                         SHAWMUT BANK CONNECTICUT, NATIONAL
                                         ASSOCIATION,individually and as
                                         Remainder Trustee

Address:
777 Main Street
Hartford, CT  06115                      By: _________________________
Attn: Corporate Trust                        Name:  Robert L. Reynolds
      Administration                         Title: Asst. Vice President





                                         SOCIETY NATIONAL BANK, individually
                                         and as Owner Trustee,

Address:
3 Seagate, 3rd Floor                     By: _______________________
Toledo, OH  43604                            Name:
Attn:  Lisa Garrett                          Title:




                                         SOCIETY NATIONAL BANK, individually
                                         and as Remainder Trustee,

Address:
3 Seagate, 3rd Floor                     By: _______________________
Toledo, OH  43604                            Name:
Attn:  Lisa Garrett                          Title:



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                                                   FGHK, Inc.

Address:
c/o Pine Street Capital Corporation                By: ________________________
    750 Old Hickory Boulevard                          Name:
    Two Brentwood Commons, Suite 150                   Title:
    Brentwood, TN  37027
    Attn: James R. Greene

                                                   RRMA, Inc.

Address:
c/o Pine Street Capital Corporation                By: ________________________
    750 Old Hickory Boulevard                          Name:
    Two Brentwood  Commons, Suite 150                  Title:
    Brentwood, TN  37027
    Attn: James R. Greene

                                                   RRMB, Inc.

Address:
c/o Pine Street Capital Corporation                By: ________________________
    750 Old Hickory Boulevard                          Name:
    Two Brentwood Commons, Suite 150                   Title:
    Brentwood, TN  37027
    Attn: James R. Greene

                                                   RRMC, Inc.

Address:
c/o Pine Street Capital Corporation                By: ________________________
    750 Old Hickory Boulevard                          Name:
    Two Brentwood Commons, Suite 150                   Title:
    Brentwood, TN  37027
    Attn: James R. Greene

                                                   THE BANK OF NEW YORK,
                                                   individually and as Note
                                                   Trustee
Address:
101 Barclay Street, 22nd Floor
New York, NY  10286                                By: _________________________
                                                       Name:
                                                       Title:



                                                   THE BANK OF NEW YORK,
                                                   individually and as Bond
                                                   Trustee
Address:
101 Barclay Street, 22nd Floor
New York, NY  10286                                By: _________________________
                                                       Name:
                                                       Title: